                                                                      Exhibit 11
El Paso Electric Company
Computation of Earnings Per Share
(In Thousands Except for Share Data)

                                                                     Three Months Ended            Six Months Ended
                                                                          June 30,                     June 30,
                                                                  -------------------------  ----------------------------
                                                                      2000         1999          2000            1999
                                                                  -----------  -----------   -----------     -----------

Net income applicable to common stock:
  Income before extraordinary item..............................  $    15,168  $     7,038   $    23,724     $     4,313
  Extraordinary loss on repurchases of debt, net of income
    tax benefit.................................................            -       (1,183)         (549)         (1,183)
                                                                  -----------  -----------   -----------     -----------
    Net income applicable to common stock.......................  $    15,168  $     5,855   $    23,175     $     3,130
                                                                  ===========  ===========   ===========     ===========

Basic earnings per common share:
  Weighted average number of common shares
    outstanding.................................................   54,375,819   60,206,105    54,837,870      60,208,059
                                                                  ===========  ===========   ===========     ===========

  Net income per common share:
    Income before extraordinary item............................  $     0.279  $     0.117   $     0.433     $     0.072
    Extraordinary loss on repurchases of debt, net of income
      tax benefit...............................................            -       (0.020)       (0.010)         (0.020)
                                                                  -----------  -----------   -----------     -----------
      Net income................................................  $     0.279  $     0.097   $     0.423     $     0.052
                                                                  ===========  ===========   ===========     ===========

Diluted earnings per common share:
  Weighted average number of common shares
    outstanding.................................................   54,375,819   60,206,105    54,837,870      60,208,059
                                                                  -----------  -----------   -----------     -----------
  Effect of dilutive potential common stock options based on the treasury stock method using average market price:
      Quarter ended March 31....................................            -            -       542,564               -
      Quarter ended June 30.....................................      745,362      384,767       745,362         384,767
      Quarter ended September 30................................            -            -             -               -
      Quarter ended December 31.................................            -            -             -               -
  Effect of dilutive potential restricted common stock based on the treasury stock method using average market price:
      Quarter ended March 31....................................            -            -        22,749               -
      Quarter ended June 30.....................................       51,623       29,186        51,623          29,186
      Quarter ended September 30................................            -            -             -               -
      Quarter ended December 31.................................            -            -             -               -
                                                                  -----------  -----------   -----------     -----------
                                                                      796,985      413,953     1,362,298         413,953
      Divided by number of quarters.............................            1            1             2               2
                                                                  -----------  -----------   -----------     -----------
       Net effect of dilutive potential common stock............      796,985      413,953       681,149         206,977
                                                                  -----------  -----------   -----------     -----------
  Weighted average number of common shares and dilutive
    potential common shares outstanding.........................   55,172,804   60,620,058    55,519,019      60,415,036
                                                                  ===========  ===========   ===========     ===========

  Net income per common share:
    Income before extraordinary item............................  $     0.275  $     0.116   $     0.427     $     0.071
    Extraordinary loss on repurchases of debt, net of income
      tax benefit...............................................            -       (0.019)       (0.010)         (0.019)
                                                                  -----------  -----------   -----------     -----------
      Net income................................................  $     0.275  $     0.097   $     0.417     $     0.052
                                                                  ===========  ===========   ===========     ===========

El Paso Electric Company                                              Exhibit 11
Computation of Earnings Per Share
(In Thousands Except for Share Data)

                                                                             Twelve Months Ended
                                                                                   June 30,
                                                                         ----------------------------------
                                                                            2000                   1999
                                                                         -----------            -----------

Net income applicable to common stock:
  Income before extraordinary items.............................         $    51,023            $    29,616
  Extraordinary loss on repurchases of debt, net of income
    tax benefit.................................................              (2,702)                (1,183)
  Extraordinary gain on discharge of debt, net of income
    tax expense.................................................                   -                  3,343
                                                                         -----------            -----------
    Net income applicable to common stock.......................         $    48,321            $    31,776
                                                                         ===========            ===========

Basic earnings per common share:
  Weighted average number of common shares
    outstanding.................................................          56,572,978             60,188,290
                                                                         ===========            ===========

  Net income per common share:
    Income before extraordinary items...........................         $     0.902            $     0.492
    Extraordinary loss on repurchases of debt, net of income
      tax benefit...............................................              (0.048)                (0.020)
  Extraordinary gain on discharge of debt, net of income
    tax expense.................................................                   -                  0.056
                                                                         -----------            -----------
      Net income................................................         $     0.854            $     0.528
                                                                         ===========            ===========

Diluted earnings per common share:
  Weighted average number of common shares
    outstanding.................................................          56,572,978             60,188,290
                                                                         -----------            -----------
  Effect of dilutive potential common stock options based on the treasury stock method using average market price:
      Quarter ended March 31....................................             542,564                      -
      Quarter ended June 30.....................................             745,362                384,767
      Quarter ended September 30................................             498,828                457,905
      Quarter ended December 31.................................             514,212                479,130
  Effect of dilutive potential restricted common stock based on the treasury stock method using average market price:
      Quarter ended March 31....................................              22,749                      -
      Quarter ended June 30.....................................              51,623                 29,186
      Quarter ended September 30................................              45,471                 35,468
      Quarter ended December 31.................................              56,258                 39,433
                                                                         -----------            -----------
                                                                           2,477,067              1,425,889
      Divided by number of quarters.............................                   4                      4
                                                                         -----------            -----------
       Net effect of dilutive potential common stock............             619,267                356,472
                                                                         -----------            -----------
  Weighted average number of common shares and dilutive
    potential common shares outstanding.........................          57,192,245             60,544,762
                                                                         ===========            ===========

  Net income per common share:
    Income before extraordinary items...........................         $     0.892            $     0.489
    Extraordinary loss on repurchases of debt, net of income
      tax benefit...............................................              (0.047)                (0.019)
    Extraordinary gain on discharge of debt, net of
      income tax expense........................................                   -                  0.055
                                                                         -----------            -----------
      Net income................................................         $     0.845            $     0.525
                                                                         ===========            ===========